UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2011
PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada	89148

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 541-7777
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On October 27, 2011, Pinnacle Entertainment, Inc. (the “Company”) issued a press release announcing the “Results of Operations and Financial Condition” for the third quarter ended September 30, 2011. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, that is being furnished under this Item 2.02 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On October 24, 2011, management of the Company, with the concurrence of the Audit Committee, concluded that the Company’s previously issued financial statements for the three and six months ended June 30, 2011, respectively, incorrectly accounted for costs associated with the Company’s mychoice customer loyalty program (the “mychoice program”). As a result, the financial statements for the three and six months ended June 30, 2011, respectively, should no longer be relied upon. In addition, the Company’s prior related earnings and news releases and similar communications should no longer be relied upon to the extent they related to the financial statements for three and six months ended June 30, 2011, respectively.
During the re-launch of the mychoice program in the 2011 second quarter, the Company expensed costs associated with the mychoice program as incurred, or as benefits were enjoyed by the Company’s customers. The Company’s financial statements for the 2011 second quarter reflected this accounting treatment. Upon further review of the applicable accounting guidance, it has been determined that this accounting treatment was not correct and adjustments need to be made to the expense related to the awards associated with the mychoice program recognized during the 2011 second quarter.
Specifically, the estimated costs associated with benefits given to members under the mychoice program will be expensed immediately in the 2011 second quarter. These expense adjustments relate to benefits to be enjoyed by customers during 2011, as well as 2012 and in some instances part of 2013. The Company is also expensing anticipated costs related to 2012 benefits earned during 2011, as customers accumulate points under the mychoice program. These adjustments are expected to result in additional expense of approximately $10.2 million to the 2011 second quarter previously reported financial results. The adjustments have no cash implications on the actual incurrence of costs related to the mychoice program and had no affect on our operating cash flows for the 2011 second quarter.
The Company intends to file restated financial statements in a Form 10-Q/A for the three and six months ended June 30, 2011, respectively, with the Securities and Exchange Commission (the “SEC”). Management has considered, and is continuing to evaluate, the effect of the facts leading to the restatement on the Company’s prior conclusions of the adequacy of its internal control over financial reporting and disclosure controls and procedures as of June 30, 2011. A final conclusion with respect to the effectiveness of the Company’s internal controls over financial reporting and disclosure controls and procedures has not been made, but management currently expects to conclude that one or more material weaknesses in such controls and procedures was present during the three and six months ended June 30, 2011, respectively. The Company will amend any disclosures pertaining to its evaluation of such controls and procedures as appropriate in connection with future filings. The Audit Committee and management of the Company have discussed the matter disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Ernst & Young LLP.
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s intent to restate its prior financial statements and the nature of the estimated adjustments of the restated financial statements. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s review that would require the Company to make additional adjustments, the time and effort required to complete the restatement of the financial reports as well as other risks described more fully in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release dated October 27, 2011, issued by Pinnacle Entertainment, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)
Date: October 27, 2011	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Press Release dated October 27, 2011, issued by Pinnacle Entertainment, Inc.